                                 A PROPOSAL FOR

                               MANAGEMENT SERVICES

                          Picture Hills Shopping Centre
                           Highway 45 and Cosby Avenue
                              Kansas City, MO 64151









                                  PREPARED FOR:

                         Central Life Assurance Company
                        6000 Westown Parkway, Suite 20OW
                            West Des Moines, IA 50266











                                  PREPARED BY:

                            Central Properties, Inc.
                        6000 Westown Parkway, Suite 20OW
                            West Des Moines, IA 50266

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Management Contract                                                            1

Introductory Provisions                                                        1

Article I - Appointment
          Section 1.01. Exclusive Agency - Appointment                         1
          Section 1.02. Term                                                   1
          Section 1.03. Acceptance of Appointment                              1

Article II - The Owner's Representation                                        2

Article III - The Manager's Authority
          Section 3.01.  General Authority                                     2
          Section 3.02.  Repairs and Maintenance                               2
          Section 3.03.  Collection of Rents and Charges                       3
          Section 3.04.  Security Deposits                                     3
          Section 3.05.  Personnel                                             3
          Section 3.06.  Service Contracts                                     3
          Section 3.07.  Disbursements                                         3

Article IV - Duties and Obligations of the Manager
          Section 4.01.  Maintenance & Repair of the Property                  4
          Section 4.02.  Books and Records                                     4
          Section 4.03.  Returns Required by Law                               4
          Section 4.04.  Collections and Bank Accounts                         4
          Section 4.05.  Disbursements                                         4
          Section 4.06.  Monthly Reports                                       4
          Section 4.07.  Time Devoted                                          5

Article V - Termination
          Section 5.01.  Termination                                           5
          Section 5.02.  Damage, Destruction, Sale or
                                Condemnation                                   5
          Section 5.03.  Bankruptcy, Reorganization and
                                Insolvency                                     5
          Section 5.04.  Effect of Termination and
                                Termination Fund                               5

                                TABLE OF CONTENTS
                                     (CONT.)

                                                                            PAGE
                                                                            ----
Article VI - Compensation of the Manager
          Section 6.01.  Management                                            6
          Section 6.02.  Payment of Compensation                               6
          Section 6.03.  Additional Services                                   6
          Section 6.04.  Renewal and Expansion of Leases
                                by Manager                                     6
Article VII - Definitions
          Section 7.01.  Gross Receipts                                        6
          Section 7.02.  Net Proceeds                                          6

Article VIII - Miscellaneous Provisions
          Section 8.01.  Leasing Policies                                      7
          Section 8.02.  Not a Partnership                                     7
          Section 8.03.  Indemnity                                             7
          Section 8.04.  Insurance                                             7
          Section 8.05.  The Owner's Representative                            8
          Section 8.06.  Entire Agreement                                      8
          Section 8.07.  Headings                                              8
          Section 8.08.  Consent and Approval                                  8
          Section 8.09.  Waiver of Subrogation                                 8
          Section 8.10.  Notices                                               9
          Section 8.11.  Governing Law                                         9
          Section 8.12.  Binding Effect                                        9
          Section 8.13.  Agent's Sign                                          9
          Section 8.14.  Other Provisions                                     10

Exhibit A                                                                     11

Schedule A                                                                    12

Schedule B                                                                    13

                               MANAGEMENT CONTRACT



     This Management Contract (the "Contract") is entered into as of the first day of February, 1994, by and between Central Life Assurance Company (the "Owner") and Central Properties, Inc. (the "Manager");





                            INTRODUCTORY PROVISIONS:

     The following provisions are a part and form the basis of this Contract:

     A. The Manager desires to manage, rent, lease and operate that certain office building project commonly known as Picture Hills Shopping Center, located in Kansas City Missouri, such project being more fully described on Exhibit "A" which is attached hereto and incorporated herein by reference for all purposes (the "Property"); and

     B. The Owner desires to engage and employ the Manager to rent, operate and manage the Property:

     NOW THEREFORE, in consideration of the mutual promises hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   APPOINTMENT

     SECTION 1.01. EXCLUSIVE AGENCY - APPOINTMENT. The Owner hereby engages, appoints and employs the Manager to rent, operate, and manage the Property as the Owner's sole and exclusive agent during the term of this Contract, upon the terms and conditions hereinafter set forth.

     SECTION 1.02. TERM. The term of the appointment of the Manager shall commence as of February 1, 1994 and shall continue through and including January 31, 1995 (the "Term") unless earlier terminated as hereinafter provided.

     SECTION 1.03. ACCEPTANCE OF APPOINTMENT. The Manager accepts the engagement, appointment and employment by the Owner hereunder to the extent, for the period, and upon the terms herein provided.

                                   ARTICLE II

                           THE OWNER'S REPRESENTATION

     The Owner hereby represents, undertakes, warrants and agrees:

          (a) that the Owner has full right and authority to enter into this Agreement, perform its obligations hereunder and engage, appoint and employ the Manager for the purposes and consideration herein set forth;

          (b) that the Owner is duly organized, existing and in good standing under the laws of the State of Iowa and is duly authorized and qualified to do business in the State of Iowa;

          (c) to waive, release and relinquish any and all claims which the Owner may have against Manager for damages to the Property or any personal property located on the Property to the extent that such damages are covered by the Owner's insurance policies.


                                   ARTICLE III

                             THE MANAGER'S AUTHORITY

     SECTION 3.01. GENERAL AUTHORITY. The Manager shall have the exclusive authority, right and power to rent, operate, and manage the Property (all or any of which, at Manager's option, may be exercised in the name of the Owner). Except as specifically set forth in this contract, all obligations or expenses incurred by the Manager pursuant to its authority hereunder shall be for the benefit of, account of, or behalf of and at the expense of the Owner, and the Owner expressly agrees to assume and pay any and all such expenses and obligations.

     SECTION 3.02. REPAIRS AND MAINTENANCE. The Manager shall have the specific authority on behalf of and at the expense of the Owner to (a) make or cause to be made all ordinary repairs and replacements necessary to preserve the Property in its present condition; (b) make all alterations required to comply with lease requirements; (c) negotiate contracts for nonrecurring items not exceeding Two Thousand Dollars ($2,000.00) without the prior written approval of the Owner; provided, however, monthly or recurring operating charges and emergency repairs may be incurred in excess of such maximum, if in the opinion of the Manager, such repairs are necessary to protect the Property from damage or to maintain services to the tenants as called for in their leases; (d) enter into contracts for all necessary repairs, maintenance, minor alterations and utility services; and (e) place orders on behalf of the Owner for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly maintain the Property. Manager agrees to annually furnish the Owner an up-to-date inventory list of equipment, tools and appliances owned by the Owner and used in the operation of the Property.

     SECTION 3.03. COLLECTION OF RENTS AND CHARGES. The Manager shall have the specific authority, if authorized under the applicable lease, to collect (a) rents and assessments and other items due or to become due, give receipts therefore and deposit all funds collected hereunder in the bank account provided for and described in SECTION 4.04: (b) a late rent administrative charge; (c) a charge for non-negotiable checks; (d) a fee for credit reports; and (e) an administrative charge for subleasing.

     SECTION 3.04. SECURITY DEPOSITS. The Manager shall have the right to collect security deposits and deposit such funds to an account specified by the Owner from time to time. Manager shall have the right to refund tenant's security deposits at the expiration of leases.

     SECTION 3.05. PERSONNEL. The Manager shall have the express authority to investigate, hire, train, promote, pay, supervise and discharge all personnel reasonably necessary in order to properly maintain and operate the Property. Such personnel shall not be deemed employees of the Owner, who shall have no right to supervise or direct such employees. All reasonable salaries, wages or personnel employed by the Manager, including but not limited to the cost of group medical and health insurance, social security taxes, federal and state unemployment taxes, Workman's Compensation Insurance and vacations shall be deemed to be expenses reimbursable to the Manager by the Owner. See Schedule B.

     SECTION 3.06. SERVICE CONTRACTS. The Manager shall have the authority, in the name and on behalf of the Owner, to enter into contracts for water, electricity, gas fuel, window cleaning, telephone, vermin extermination, trash removal, janitorial service, laundry service, landscaping and lawn care, elevator, security and other necessary services deemed by the Manager to be necessary or advisable for the operation of the Property.

     SECTION 3.07. DISBURSEMENTS. Notwithstanding any other provision to the contrary herein contained, the Manager is hereby expressly authorized to disburse funds, on or before the tenth (10th) day of the following month during the term of this Contract, to the following parties in the order set forth below:

          (1) to the Manager for monies advanced by the Manager on behalf of the Owner (provided, however that the Manager shall in no event have any obligation to advance any monies on behalf of the Owner);

          (2) amounts otherwise due and payable as operating expenses of the Property authorized to be incurred under the other terms of this Contract, including the Manager's compensation;

          (3) to the Owner the Net Proceeds (as defined in SECTION 7.02), on or before the tenth (10th) day of the following month and after establishing a cash reserve in the amount of Five Thousand Dollars ($5,000.00) to pay other costs and expenses incidental to the operation of the Property, including non-recurring emergency repairs. Sufficient funds for capital expenditures which shall become due and payable within the succeeding calendar month and for which the cash to make such payments may not be generated by operations during such period shall be retained in addition to the cash reserve established above.

                                   ARTICLE IV

                      DUTIES AND OBLIGATIONS OF THE MANAGER

SECTION 4.01. MAINTENANCE AND REPAIR OF THE PROPERTY. The Manager shall, at the Owner's sole expense, cause the property to be maintained in accordance with standards reasonably acceptable to the Owner, including without limitation, interior and exterior cleaning, painting, plumbing and carpentry.

SECTION 4.02. BOOKS AND RECORDS. The Manager shall keep books of account and such other records reflecting the results of operation of the Property. Such books and records shall be kept in all material respects in accordance with accepted accounting practices. The Manager shall allow the Owner, its accountants, attorneys and agents, the right to enter to examine or inspect the books and records relating to the operation and maintenance of the Property at any time during normal business hours upon notification to the Manager. Books and records of the Property shall be kept at the Property or such other place as the Manager may deem appropriate.

     SECTION 4.03. RETURNS REQUIRED BY LAW. The Manager shall execute and file punctually when due, all forms, reports and returns required by law relating to personnel employed by the Manager for the maintenance and operation of the Property.

     SECTION 4.04. COLLECTIONS AND BANK ACCOUNTS. The Manager shall deposit all sums collected pursuant to this Contract (less any sums properly deducted as provided herein) in a trust account in a national or state bank mutually acceptable to the Owner and the Manager. Such accounts shall be styled:
"Central Properties, Inc., - As Agent For Central Life Assurance Company" and shall be maintained at all times separate from the Manager's corporate accounts. The Manager shall endeavor to collect on behalf of the Owner and at the Owner's expense, all rents and other charges for the use and occupancy of the Property.

     SECTION 4.05. DISBURSEMENTS. The Manager shall make disbursements in accordance with the authority as set forth in SECTION 3.07 hereof. In the event the disbursements required under SECTION 3.07 (1) and (2) hereof shall be in excess of receipts from the Property, the Owner agrees to pay to the Manager the amount necessary to restore the balance in the account to the amount specified in SECTION 3.07 (3) immediately upon notification by Manager. No provision of this Contract shall in any manner obligate the Manager to advance its own funds on behalf of the Owner for any purpose.

     SECTION 4.06. MONTHLY RENTS. The Manager shall on the same day as stipulated in SECTION 3.07 deliver a written report of the previous month's operations to the Owner, which report shall include a complete listing of all receipts and disbursements and the amount, if any, payable by the Owner to restore the balance in the account as provided in SECTION 4.05 hereof.

     SECTION 4.07. TIME DEVOTED. The Manager shall devote such of its time, attention and business capacity to the management and operation of the Project as may be necessary in order for Manager to fully comply with the terms of this Agreement. It is understood and agreed that the Manager has, may continue to have, and hereafter may engage in other similar or related businesses, even though such other businesses may be in competition with the Project.

                                    ARTICLE V

                                   TERMINATION

     SECTION 5.01. TERMINATION. Notwithstanding anything in this document to the contrary, either party may terminate this agreement with or without cause by giving to the other party thirty (30) days written notice effective on the last day of any given month. If the owner thus cancels this agreement without cause, Owner hereby agrees to pay Manager on the date of termination, an amount equal to the sum of the management fees collected for the three (3) months prior to termination. If Owner cancels this agreement and hires either directly or indirectly through another Managing Agent any employee of Manager within sixty
(60) days of termination, Owner hereby agrees to pay Manager an amount equal to the sum of the payroll costs for said employee for ninety (90) days prior to termination. After the expiration of the initial Term hereof, this Contract shall thereafter continue from year to year until terminated, with or without cause by either party, which termination shall be effective on the last day of any given month thirty (30) days after receipt of written notice from the terminating party.

     SECTION 5.02. DAMAGE, DESTRUCTION, SALE OR CONDEMNATION. In the event of damage to or destruction of the Property so that the same shall become untenantable, or in the event of taking of a substantial portion of the Property, by condemnation or threat thereof, or similar proceeding, or in the event of sale of the Property; then, in any such event this Contract may be terminated by the Owner which termination shall be effective thirty (30) days after receipt by Manager of written notice from the Owner.

     SECTION 5.03. BANKRUPTCY, REORGANIZATION AND INSOLVENCY. In the event a receiver, liquidator or trustee of the Manager shall be appointed by court order or if a petition shall be filed against the Manager under any bankruptcy, reorganization or insolvency laws and such petition shall not have been vacated within one hundred and twenty (120) days of the date of filing or in the event the Manager shall make an assignment for the benefit of creditors or be adjudicated a bankrupt under the federal bankruptcy laws, then the Owner may forthwith terminate this Contract upon written notice to the Manager.

     SECTION 5.04. EFFECT OF TERMINATION AND TERMINATION FUND. Upon termination pursuant to this ARTICLE V, the Manager and the Owner shall have no further duties and obligations, one to another save and except the Owner's obligations under Article VI and SECTION 8.03; provided that in the event of termination as provided for herein, the Manager will remit to the Owner gross collections and net proceeds as called for herein on the effective date of termination and the Owner agrees to insure that all bills, fees (inclusive of Manager's fees and commissions) and charges attributable to the Property have been fully paid. Upon the effective date of termination, the Manager shall deliver to the Owner a final report.

                                   ARTICLE VI

                           COMPENSATION OF THE MANAGER

     SECTION 6.01. MANAGEMENT. The Owner agrees to pay the Manager for its services as Manager under this Contract, a management fee ("Management Fee") equal to five percent (5%) of Gross Receipts (as defined in SECTION 7.01), but not less than TWO THOUSAND DOLLARS ($2,000.00) for each month of the term of this Contract. The Owner shall pay to Manager such other fees relating to management and construction administration as are set forth in SCHEDULE A.

     SECTION 6.02.  PAYMENT OF COMPENSATION. The compensation payable under
SECTION 6.01 hereof shall be payable on the same day as stipulated in SECTION 3.07, following the month for which such compensation is due and shall be deducted from Gross Receipts prior to remitting the Net Proceeds to the Owner pursuant to SECTION 3.07 hereof.

     SECTION 6.03. ADDITIONAL SERVICES. If Manager's agent is called upon to perform any services not customarily a part of the usual services performed by a management agent, it is agreed that Manager shall receive additional compensation in an amount agreed upon and approved by the Owner in writing, in a manner in which both parties agree.

     SECTION 6.04. RENEWAL AND EXPANSION OF LEASES BY MANAGER. See Schedule A for Compensation.

                                   ARTICLE VII

                                   DEFINITIONS

     SECTION 7.01. GROSS RECEIPTS. The term "Gross Receipts" shall mean all amounts actually collected by the Manager as rents or other charges for use and occupancy of the Property including parking, receipts from coin operated machines and other miscellaneous receipts collected by the Manager from the Property but shall exclude all other receipts including but not limited to, income derived from interest on investments or otherwise, proceeds of claims on account of insurance policies, abatement of taxes, and awards arising from eminent domain proceedings or the threat thereof, discount, deposits and dividends on insurance policies.

     SECTION 7.02. NET PROCEEDS. The term "Net Proceeds" shall mean Gross Receipts for each calendar month less (i) the sum of all disbursements properly made by the Manager during each calendar month pursuant to the authority granted the Manager under this contract and (ii) the compensation payable to the Manager for the calendar month under this Contract, including without limitation, management fees, leasing commission, and construction administration fees.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01. LEASING POLICIES. The Manager shall implement all the owner's leasing policies in relation to the Property and the Owner expressly agrees to the following:

          (a) An adequate supply of forms of lease agreements and all attachments and addenda necessary thereto will be at all times provided to the Manager by the Owner;

          (b) the Manager is authorized, subject to the Owner's approval, to employ, at the expense of the Owner, a space planner in order to expedite lease proposals, and to provide working drawings to the on-site manager for assistance in construction of the leased space;

          (c) all inquiries concerning leases, renewals, expansions, extensions, continuations of tenancy, or agreements for the rental, occupancy or operation of the Property, or any part thereof, shall be referred to the Manager, and all negotiations connected therewith shall be conducted solely by or under direction of the Manager; and

     SECTION 8.02. NOT A PARTNERSHIP. Nothing contained in this Contract shall constitute or be construed to be, or create, a partnership or joint venture between the Owner and the Manager, or their successors and assigns and the Manager is, shall be and remain an independent contractor.

     SECTION 8.03. INDEMNITY. The Manager hereby agrees to indemnify, defend and hold harmless the Owner from any cost, loss, damage or expense resulting from the breach of this Agreement by Manager, except to the extent same constitutes the negligence of Manager and it is covered by the public liability insurance described in SECTION 8.04. The Owner hereby agrees to indemnify, defend and hold harmless the Manager from any cost, loss, damage or expense resulting from the willful misconduct or gross negligence of the Owner. The Manager shall not be held responsible for any act or failure to act which is occasioned by the failure of the Owner to provide funds; provided, that, the Owner has been notified in writing and given sufficient time to remedy the situation.

     SECTION 8.04. INSURANCE. The Owner agrees to carry, at his own expense, necessary public liability, fire and extended coverage insurance adequate to protect the interests of the parties hereto, which policies shall be so written as to protect the Manager in the same manner to the same extent they protect the Owner, and will name the Manager as an additional insured. Manager agrees to carry, at his own expense, necessary public liability and workman's compensation insurance. The Manager is allowed to include a proportionate share of workman's compensation insurance premium as a component of salary/wages reimbursement.
The policies shall be so written as to protect the Owner in the same manner to the same extent they protect the Manager, and will name the Owner as an additional insured.

     The Owner agrees to furnish the Manager certificates evidencing the existence of the insurance coverage set forth in this paragraph which certificates shall provide that the Manager shall receive at least thirty (30) days notice from the insurance carrier prior to cancellation or material alteration of any insurance coverage. Unless the Owner shall provide such insurance and furnish such certificates within thirty
(30) days from the date of this Contract, the Manager may, but shall not be obligated to, place said insurance (including retroactive coverage of up to two
(2) years) and charge the cost thereof to the account of the Owner. Manager agrees to furnish the Owner certificates evidencing the existence of the insurance coverage set forth in this paragraph.

     SECTION 8.05. THE OWNER'S REPRESENTATIVE. In connection with decisions required by the Owner under this Contract, the Owner acknowledges that immediate decisions will be necessary and accordingly designates SCOTT D. HARRIS., as its representative, who shall be readily available to make such decisions. The Owner may change such designated representative by written notice to the Manager.

     SECTION 8.06. ENTIRE AGREEMENT. This Contract constitutes all of the understandings and agreements of whatever nature or kind existing, of which the Manager is a party, with respect to the Manager's operation and management of the Property. The Manager makes no guarantees, warranties or representations that there will be profits or that there will not be losses from the operation of the Property.

     SECTION 8.07. HEADINGS. The article and section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Contract.

     SECTION 8.08. CONSENT AND APPROVAL. Whenever under any provision of this Contract the approval or consent of either party is required, the decision thereon shall be promptly given and such approval or consent shall not be unreasonably withheld or delayed. It is further understood and agreed that whenever, under any provision of this Contract, approval or consent is required, the approval or consent shall be deemed to have been duly given if such approval or consent is given by the person executing this Contract or any other person, as the case may be, designated in SECTION 8.05 hereof. The Manager may rely exclusively and conclusively on the designation set forth in SECTION 8.05 hereof.

     SECTION 8.09. WAIVER OF SUBROGATION. The Owner and Manager hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Owner or Manager, as the case may be (whether or not such loss or damage is caused by the fault or negligence of the other party), to their respective property, or to any portion of the property arising from any risk covered by the standard form of fire and extended coverage insurance used in the State of Iowa at the time of the loss or damage. If a party waiving rights under this Section is carrying a fire and extended coverage insurance policy in the standard form used in the State of Iowa and an amendment to such standard form is passed, such amendment shall be deemed not a part of such standard form until it applies to the policy being carried by the waiving party. The parties hereto each, on behalf of their respective insurance companies insuring the property of either The Owner or Manager against any such loss, waive any right of subrogation that it may have against the other party. The Owner and Manager agree immediately to give to their respective insurer written notification of the terms of the mutual waivers contained in this Section, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     SECTION 8.10. NOTICES. Any notice by any party to any other party shall be in writing and shall be given, and be deemed except as otherwise provided in this Contract, to have been duly given (i) when actually received if delivered personally or (ii) five (5) days after deposit in the United States mail, in a registered or certified postage paid envelope, return receipt, addressed to the respective parties as follows:

                    OWNER:     CENTRAL LIFE ASSURANCE COMPANY
                               6000 WESTOWN PARKWAY, SUITE 20OW
                               WEST DES MOINES, IA 50266



                     ATTN:     SCOTT D. HARRIS


                     MANAGER:  CENTRAL PROPERTIES, INC.
                               6000 WESTOWN PARKWAY, SUITE 20OW
                               WEST DES MOINES, IA 50266


                     ATTN:     ROGER W. LANGPAUL


     Either party may at any time change the address for notices to such party by the delivery or mailing, as aforesaid, of a notice stating the change and setting forth the changed address.

     SECTION 8.11. GOVERNING LAW. This Contract shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Iowa.

     SECTION 8.12. BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     SECTION 8.13. AGENT'S SIGN. The Owner hereby grants Agent the privilege of displaying Agent's sign in and upon said premises announcing that said premises is under Agent's management. Sign and design shall be subject to the Owner's approval.

     SECTION 8.14.  OTHER PROVISIONS.

     Schedule A - Management Fees


     EXECUTED on the               day of                , 19      .
                      ------------        ---------------     -----

                                   OWNER:

                                   CENTRAL LIFE ASSURANCE COMPANY

                                   By:  /s/ Scott D. Harris
                                      ------------------------------------


                                   MANAGER:

                                   CENTRAL PROPERTIES, INC.

                                   By:  /s/ Roger W. Langpaul
                                      ------------------------------------
                                        Roger W. Langpaul, CPM, CRE
                                        Vice President
                                        Real Estate Equities Management

                                   EXHIBIT "A"

                                  TO MANAGEMENT

                                     BETWEEN


                         Central Life Assurance Company


                                       AND


                            Central Properties, Inc.



                              PROPERTY DESCRIPTION

Platte County, Section 19, Township 51, Range 33, Lots 2B and H locally known as 6507-6545 N.W. Cosby Avenue, Kansas City, Missouri 64151.

                                   SCHEDULE A

1. For the management services provided for the PICTURE HILLS SHOPPING CENTER, Manager will be paid a management fee equal to FIVE percent (5%) of the gross receipts, but not less than TWO THOUSAND Dollars ($2,000.00) for each month of the term of the contract.

2. A construction and administration fee of FIVE percent (5%) of any construction or repair job will be billed to the Owner if such service is requested by the Owner of the Manager.

3. All personnel directly involved with the PICTURE HILLS SHOPPING CENTRE shall be charged to the property on a pro-rata or hourly basis as provided in
SECTION 3.05 and as outlined in Schedule "B".

LEASING COMMISSIONS AND FEES:

1. NEW AND EXPANSIONS: For each lease executed by the Owner, Owner would pay to Manager a leasing commission in relation to any new lease or expansion lease of all or a portion of the property equal to FOUR AND ONE-HALF Percent (4 1/2%) of the total gross rents to be charged by Owner over the term of such lease. Payment of such commissions would be one-half upon execution and one-half upon occupancy.

2.   RENEWALS: The renewal commissions will be TWO AND ONE-FOURTH percent
(2 1/4%) of the total gross rents to be charged by Owner. These renewals will only be paid provided that Manager is still contracted to perform the leasing and management duties of the office building at the time of occurrence or by other agreement with the Owner. Payment of such commissions would be in full upon execution of the lease renewal.

- --------------------------------------------------------------------------------

APPROVED:                                    DATE
                                                 -------------------------------

Owner: CENTRAL LIFE ASSURANCE COMPANY        Manager:  CENTRAL PROPERTIES

By: /s/ Scott D. Harris                         By: /s/ Roger W. Langpaul
   ----------------------------------           --------------------------------
                                                  Roger W. Langpaul, CPM, CRE
                                                  Vice President
                                                  Real Estate Equities
                                                  Management

                                   SCHEDULE B

                             REIMBURSABLE EMPLOYEES

Property:   PICTURE HILLS SHOPPING CENTRE



                                        Recommended              Fidelity Bond
                                        Wage or Salary           or Employee
                                        (Net of Benefits)        Dishonesty
                         No. With       Allocated to             Coverage
Employee Title             Title          Building                 (Y or N)
- --------------           --------       -----------------        -------------

ON-SITE:

Property Manager           N/A               $                        Y
                          -----              ------
Maintenance Engineer       N/A               $                        Y
                          -----              ------
Maintenance                N/A               $                        Y
                          -----              ------

NOTE 1: Each of the above employees will be billed to the properties as full-time employees or pro-rata.


OFF-SITE:

Director of Engineering/Maintenance          $20.00                   Y
                                             ------
NOTE 2: This schedule outlines "not-to-exceed" amounts for the primary year of the Contract, only. Owner agrees to increase the above salaries by an equitable amount. Each of the above employees will be billed based on hours spent directly related to the buildings. The quantity of time expended will vary according to seasonal variations, site specific requirements and Owner's goals.